                                                                     Exhibit 3.2


                                     BY-LAWS
                                     -------

                                       OF

                       EAGLE CREDIT CORPORATION OF NEVADA
                       ----------------------------------

                                    ARTICLE I
                                    ---------

                                     OFFICES
                                     -------

          Section I.1. REGISTERED OFFICE. The registered office of the Corporation shall be maintained at 502 East John Street, Carson City, Nevada 89706 and the registered agent in charge thereof is The Prentice-Hall Corporation System, Nevada, Inc.

          Section I.2. OTHER OFFICES. The Corporation may also have an office in the City of Carson City, State of Nevada and also offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                                   ----------

                              STOCKHOLDERS' MEETING
                              ---------------------

          Section II.1. PLACE OF MEETINGS. All meetings of the stockholders, whether annual or special, shall be held at the offices of the corporation in Carson City, Nevada or at such other place as may be fixed from time to time by the Board of Directors.

          Section II.2. ANNUAL MEETINGS. An annual meeting of the stockholders, commencing with the year 1993, shall be held on the second Monday in November in each year, but if a legal holiday then on the next secular day following, at 10:00 a.m., at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

          Section II.3. NOTICE OF MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

          Section II.4. STOCKHOLDERS' LIST. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section II.5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the Secretary at the request of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority of the number of shares of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section II.6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting, stating the place, date and hours of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

          Section II.7. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholder entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section II.8. VOTING. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Nevada, the Articles of Incorporation or by these By-Laws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation, except as otherwise provided in the Articles of Incorporation.

          Section II.9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          Section II.10. UNANIMOUS CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or these By-Laws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

          Section III.1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such acts and things as are not by the General Corporation Law of the State of Nevada nor by the Articles of Incorporation nor by these By-Laws directed or required to be exercised or done by the stockholders.

          Section III.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be one (1). The director shall be elected at the annual meeting of the stockholders, and shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

          Section III.3. VACANCIES. If the office of the director becomes vacant by reason of death, resignation, retirement disqualification, removal from office, or otherwise, or a new directorship is created, the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.

          Section III.4. PLACE OF MEETINGS. The Board of Directors may hold its meetings outside of the State of Nevada, at the office of the corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

          Section III.5. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the By-Laws, of the corporation; and, unless the resolution, By-Laws, or Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

          Section III.6. COMPENSATION OF DIRECTORS. Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section III.7. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held within ten days after the annual meeting of the stockholders in each year. Notice of such meeting, unless waived, shall be given by mail or telegram to each director elected at such annual meeting, at his address as the same may appear on the records of the corporation, or in the absence of such address, at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Said meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.

          Section III.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time on the call of the President or at the request in writing of at least 40% of the directors. Notice of any such meeting, unless waived, shall be given by mail or telegram to each director at his address as the same appears on the records of the corporation not less than one day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than two days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any directors who shall attend such meeting.

          Section III.9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

          Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          Section III.10. QUORUM AND MANNER OF ACTING. Except as otherwise provided in these By-Laws, a majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

          Section IV.1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a President, such number of Vice Presidents, if any, as the Board of Directors may determine, a Secretary and a Treasurer. One person may hold any number of said offices.

          Section IV.2. ELECTION, TERM OF OFFICE AND ELIGIBILITY. The executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until his successor shall have been duly chosen and qualified or until his death, resignation or removal. None of the officers need be members of the Board.

          Section IV.3. SUBORDINATE OFFICERS. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the corporation or the Executive Committee to appoint any such subordinate officers or agents.

          Section IV.4. REMOVAL. The President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the By-Laws. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

          Section IV.5. THE PRESIDENT. The President shall be the chief executive officer of the corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by statute, by the Articles of Incorporation, or by these By-Laws, shall administer and be responsible for the management of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and the Board of Directors; and in general shall perform all duties incident to the office of the President and such other duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

          Section IV.6. THE VICE PRESIDENTS. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to the them by the Board of Directors or by the chief executive officer of the corporation.

          Section IV.7.   THE SECRETARY.  The Secretary shall:

          (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors;

          (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

          (c) Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

          (d)  Have charge of the stock record books of the corporation;

          (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Board of Directors or by the chief executive officer of the corporation.

          Section 4.7 THE ASSISTANT SECRETARIES. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

          Section IV.8.   THE TREASURER.  The Treasurer shall:

          (a) Receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized.

          (b) Render to the Board of Directors at any meeting thereof, or from time to time when ever the Board of Directors or the chief executive officer of the corporation may require, financial and other appropriate reports on the condition of the corporation;

          (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer of the corporation.

          Section IV.9. THE ASSISTANT TREASURERS. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

          Section IV.10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

          Section IV.11. BONDS. If the Board of Directors or the chief executive officer shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

          Section IV.12. DELEGATION OF DUTIES. In case of the absence of any officer of the corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

                                    ARTICLE V
                                    ---------

                                 SHARES OF STOCK
                                 ---------------

          Section V.1. REGULATION. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

          Section V.2. STOCK CERTIFICATES. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

          Section V.3. RESTRICTION ON TRANSFER OF SECURITIES. A restriction on the transfer or registration of transfer of securities of the corporation may be imposed either by the Articles of Incorporation or by these By-Laws or by an agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

          A restriction on the transfer of securities of the corporation is permitted by this Section if it:

          (a) Obligates the holder of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

          (b) Obligates the corporation or any holder of securities of the corporation or any other person or any combination of the foregoing to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

          (c) Requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

          (d) Prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or

          (e) Restricts transfer or registration of transfer in any other lawful manner.

          Unless noted conspicuously on the security, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.

          Section V.4. TRANSFER OF SHARES. Subject to the restrictions permitted by Section 5.3, shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada.

          Section V.5. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Nevada, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings by stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Nevada, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section V.6. LOST CERTIFICATE. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI
                                   ----------

                                BOOKS AND RECORDS
                                -----------------

          Section VI.1. LOCATION. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Nevada as the Board of Directors may from time to time determine.

          Section VI.2. INSPECTION. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

          Section VI.3. CORPORATION SEAL. The corporation seal shall contain two concentric circles between which shall be the name of the corporation and the word "Nevada" and in the center shall be inscribed the words "Corporate Seal."

                                   ARTICLE VII
                                   -----------

                             DIVIDENDS AND RESERVES
                             ----------------------

          Section VII.1. DIVIDENDS . The Board of Directors of the corporation, subject to any restrictions contained in the Articles of Incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the General Corporation Law of the State of Nevada, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the General Corporation Law of the State of Nevada, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

          Section VII.2. RESERVES. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

                                  ARTICLE VIII
                                  ------------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section VIII.1. FISCAL YEAR. The fiscal year of the corporation shall end on the _____ day of _____________ of each year.

          Section VIII.2. DEPOSITORIES. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

          Section VIII.3. CHECKS, DRAFTS AND NOTES. All checks, drafts, or other orders for the payment of money and all notes or other evidence or indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

          Section VIII.4. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.

          Section VIII.5. NOTICES. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Carson City, Nevada, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company.

          Section VIII.6. WAIVERS OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

          Section VIII.7. STOCK IN OTHER CORPORATIONS. Any shares of stock in any other corporation which may be from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its



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President or a Vice President.  Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

          Section VIII.8. AMENDMENT OF BY-LAWS. The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the By-Laws is contained in the notice of such meeting, adopt, amend, or repeal these By-Laws, and alterations or amendments of By-Laws made by the stockholders shall not be altered or amended by the Board of Directors.

          The Board of Directors, by the affirmative vote of a majority of the whole Board, may adopt, amend, or repeal these By-Laws at any meeting, except as provided in the above paragraph. By-Laws made by the Board of Directors may be altered or repealed by the stockholders.













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